Exhibit 99.2

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. Transportation Services, Inc. to Present at the Stifel 2019 Transportation & Logistics Conference

Tontitown, Arkansas, February 8, 2019......P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today announced that Daniel Cushman, President and Chief Executive Officer, and Allen West, Chief Financial Officer, Secretary, Treasurer and Vice President of Finance, will participate in the Stifel 2019 Transportation & Logistics Conference held at the Fontainebleau Miami Beach in Miami Beach. The Company’s presentation is scheduled to begin at 3:45 p.m. ET on February 12, 2019.

Related presentation materials for the event will be available on the conference date through the “Investors” link on the PAM website at www.pamt.com. An archive will then be available on the PAM website during the 30-day period following the conference date.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

This press release, as well as any investor materials provided by and the oral public statements made by any Company representative during the conference presentation announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Company management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the P.A.M. Transportation Services, Inc. Annual Report on Form 10-K for the year ended December 31, 2017. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.